Exhibit 10.5

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “First Amendment”), is made effective the 6th day of Feb. 2002, by and between Connecticut General Life Insurance Company (“Landlord”) and Corus Pharma, Inc. (“Tenant”).

RECITALS

Landlord and Tenant are parties to that certain office Lease dated April 6, 2001 (the “Initial Lease”), for Suite 800 (“Suite 800”) in the Project located at 2025 1st Avenue, Seattle, Washington 98121. The legal description of the Project is attached hereto as Exhibit A. As used herein, the “Lease” means the Initial Lease as amended by this First Amendment.

Landlord and Tenant wish to add to the Premises under the Lease 3,907 Rentable Square Feet known as Suite 1150 (“Suite 1150”) located in the southeast corner of the 11th floor of the Project, as shown on Exhibit B attached hereto.

Except as otherwise specifically set forth herein, capitalized terms used in this First Amendment shall have the meanings set forth in the Lease.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. ACCESS TO SUITE 1150: From and after the effective date of this First Amendment, Tenant shall have access to Suite 1150 for the purpose of construction of tenant improvement work and move in of furniture and equipment. All terms and conditions of the Lease, other than those relating to payment of Base Monthly Rent and Additional Rent, shall apply to Suite 1150 on the date that Tenant or its officers, agents, employees or contractors is first present in Suite 1150 for inspection, construction or move in purposes.

2. DATE SUITE 1150 IS ADDED TO THE PREMISES: Suite 1150 shall be added to the Premises and the Lease shall be deemed amended to accomplish such addition on the earlier of (i) the date Tenant commences to do business from Suite 1150 or (ii) April 1, 2002 (the “Suite 1150 Addition Date”).

3. EFFECT OF ADDITION OF SUITE 1150: Effective on the Suite 1150 Addition Date, the following provisions of the Lease shall be amended as set forth below:

Section 1(d). The Premises area shall be deemed amended to be an agreed 8,248 Rentable Square Feet.

Sections 1(f) and 1(j). Tenant’s Percentage and the Base Year For Operating Expenses shall be computed separately for Suite 800 and Suite 1150 for purposes of calculating Tenant’s Percentage of Operating Expenses (See Section 6). For Suite 800, Tenant’s Percentage shall be 2.240% and the Base Year shall be 2001. For Suite 1150, Tenant’s Percentage shall be 2.016% and the Base Year shall be 2002. The sum of Tenant’s Percentage of Operating Expenses for the two Suites shall be the Tenant’s Percentage of Operating Expenses due under the Lease.

Section 1(h). The Base Monthly Rent shall be amended to provide for a Base Monthly Rent from the Suite 1150 Addition Date to April 30, 2002 of $21,289.25.

Section 1(i). The rent adjustments after April 30, 2002, shall be as follows:

Effective Date of Rent Increase	Base Monthly Rent
May 1, 2002 - April 30, 2003	$21,651.00
May 1, 2003 - end of initial term	$22,012.75

Section 1(o). This Section shall be amended to provide that Tenant shall have the right to purchase a total of nine (9) unreserved parking passes in the building garage at the designated parking rate, which is currently $200 per month, including Washington State sales tax. This rate is subject to change over the Term of the Lease.

4. SUITE 1150 TAKEN “AS-IS”: Tenant agrees that it has inspected Suite 1150 and accepts it “as-is, where is” as of the effective date of this First Amendment.

5. TERMINATION OPTION AS TO SUITE 1150: Effective on any date after the twelve month anniversary of the Suite 1150 Addition Date and with three months prior written notice to the Landlord, Tenant may terminate the lease of Suite 1150 and thereby delete it from the Premises as of the date specified in such notice (the “Suite 1150 Early Termination Date”), provided that such deletion shall be contingent on Tenant paying, at the time of giving such notice, the Unamortized Amount (defined below) that will exist on the Suite 1150 Early Termination Date. If Tenant elects to exercise this deletion option, it shall return Suite 1150 to Landlord on Suite 1150 Early Termination Date in the condition required under the Lease for surrender of Premises upon termination of the Lease. From and after the Suite 1150 Early Termination Date, the amendments to the Lease set forth in Section 3 above shall no longer be effective and those terms of the Lease shall, from and after such date, revert to the terms set forth in the Initial Lease. The “Unamortized Amount” shall mean amount remaining as “principal balance” if you take the sum of Ten Thousand Seven Hundred Eighty- Four and 95/100 dollars ($10,784.95) on the Suite 1150 Addition Date and amortize it in equal monthly payments over 25 months with interest at ten percent (10%) per annum.

6. COMMISSION RELATED TO FIRST AMENDMENT: Landlord agrees to pay a leasing commission to Tenant’s agent, Kidder, Matthews and Segner, Inc., of Ten Thousand Seven Hundred Eighty- Four and 95/100 dollars ($10,784.95), payable one-half within ten (10) days after full execution of this Lease Amendment, and one-half within ten (10) days after the Suite 1150 Addition Date.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment effective as of the date set forth above.

LANDLORD:		TENANT:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R		CORUS PHARMA, INC., A Delaware corporation

By:	CIGNA INVESTMENTS, INC.
A Delaware corporation, its agent

By:	/s/ Pamela S. Peck	By:	/s/ A. Bruce Montgomery
Pamela S. Peck

Title:	Vice President	Title:	CEO

Date:	2-14-01	Date:	Feb 6, 2002

STATE OF CONNECTICUT	)
) ss.
COUNTY OF HARTFORD	)

I certify that I know or have satisfactory evidence that Pamela S. Peck signed this instrument, on oath stated that (she) was authorized to execute the instrument and acknowledged it in (her) capacity as Vice President of CONNECTICUT GENERAL LIFE INSURANCE COMPANY to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN under my hand and official seal this 14th day of February, 2002.

/s/ Kathleen J. Lawlor
NOTARY PUBLIC in and for the
State of Connecticut, residing
at So. Windsor KATHLEEN J. LAWLOR ;
My commission expires: NOTARY PUBLIC
MY COMMISSION EXPIRES APR. 30, 2006
[Type or Print Notary Name]

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that A. Bruce Montgomery signed this instrument, on oath stated that (he) was authorized to execute the instrument and acknowledged it in (his) capacity as C.E.O. of Corus Pharma, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN under my hand and official seal this 6th day of February, 2002.

[Stamp of Notary]	Lisa Chamberlain
NOTARY PUBLIC in and for the
State of Washington, residing
at 2400 8th Ave N Seattle, WA 98109;
My commission expires: 6/12/05
Lisa K. Chamberlain
[Type or Print Notary Name]

EXHIBIT A

Legal Description

Parcel A of City of Seattle Lot Line Adjustment No. 8604762 as recorded under King County Record No. 8612240354, being a portion of Lots 2, 3, 6 and 7 in Block 38 and vacated alley adjoining, in addition to the Town of Seattle, as laid out by A. A. Denny (COMMONLY KNOWN AS A. A. Denny’s 6th Addition to the City of Seattle), as per plat recorded in Volume 1 of Plats, Page 99, records of King County, Washington.

TOGETHER WITH those rights and easements granted by easement agreement dated February 6, 1987, recorded under Recording No. 8703131011;

EXCEPTING THEREFROM Market Place Tower a Condominium intended for residential use according to the Condominium Plan and Survey Map delineating said condominium recorded in Volume 84 of condominiums, pages 72-90, under King County, Washington.

Situated in the City of Seattle, County of King, State of Washington.

EXHIBIT B

SUITE 1150

DALY & ASSOCIATES

ARCHITECTURE - URBAN DESIGN

400 MARKET PLACE TOWER - 2025 FIRST AVENUE - SEATTLE, WA 98121
(206) 728-6043 - FAX (206) 728-8117

A PROFESSIONAL SERVICE CORPORATION

MARKET PLACE TOWER

2025 FIRST AVENUE, SEATTLE

05/23/99

ELEVENTH FLOOR PLAN

SCALE: NTS

K\KOLL\TENANT\FLOOR11

MARKET PLACE TOWER

2025 First Avenue, Seattle, Washington